UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2003

PRIMUS KNOWLEDGE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-26273	91-1350484
(State or other jurisdiction of incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

1601 Fifth Street, Suite 1900 Seattle, Washington 98101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:    (206) 834-8100

Item 5. Other Events and Regulation FD Disclosure.

On April 23, 2003, Primus Knowledge Solutions, Inc. (the “Company”) issued a press release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

99.1	Press release issued by the Company, dated April 23, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS KNOWLEDGE SOLUTIONS, INC. (Registrant)

Dated: April 23, 2003	By:	/s/ DAVID M. WILLIAMSON
	Name: Title:	David M. Williamson Executive Vice President, Business Affairs, General Counsel and Corporate Secretary

EXHBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Company, dated April 23, 2003.